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                                                                      EXHIBIT 99

                                                           FOR IMMEDIATE RELEASE

               GENCORP RECEIVES FAVORABLE IRS RULING FOR SPIN-OFF

         FAIRLAWN, OHIO, JULY 7, 1999 (NYSE-GY) - GenCorp announced today that it has received an Internal Revenue Service ruling that its planned spin-off will be a tax-free transaction. The Company plans to spin off its Decorative & Building Products and Performance Chemicals businesses into a separate, publicly traded company named OMNOVA Solutions Inc.

         The favorable ruling is a key milestone in GenCorp's spin-off plan which was conditioned on its receipt. The ruling means that the transaction will not be taxable to the Company or its shareholders. The planned spin-off is also contingent on shareholder approval.

         GenCorp also announced it filed a proxy statement with the Securities and Exchange Commission late Friday, July 2, 1999. Copies will be mailed to shareholders of record as of June 30, 1999. Shareholders are being asked to approve the spin-off plan and various changes to GenCorp's articles of incorporation and code of regulations, along with new long-term incentive plans for GenCorp and OMNOVA Solutions at a special shareholders meeting set for August 18, 1999.

         GenCorp is a $1.7 billion technology-based manufacturer with leading positions in numerous markets served by its Performance Chemicals, Decorative & Building Products and Vehicle Sealing businesses, and its aerospace and defense segment, Aerojet.

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